                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

               Consent of Ernst & Young, LLP, Independent Auditors

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Symantec Corporation 2000 Directors Equity Incentive Plan of our report dated April 27, 2000, with respect to the consolidated financial statements and schedule of Symantec Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 2000, filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young, LLP



San Jose, California
October 6, 2000